                                                                   EXHIBIT 10.13

                                    NOTE AND WARRANT PURCHASE AGREEMENT, dated as of March 3, 2000, among GREENFIELD ONLINE, INC., a Delaware corporation (the "Corporation"), and GREENFIELD HOLDINGS, LLC, a Delaware limited liability company (the "Purchaser").

         WHEREAS, the Corporation desires to sell to the Purchaser and the Purchaser desires to purchase from the Corporation (i) up to an aggregate of $5,000,000 in principal amount of the Corporation's 10% subordinated promissory notes and (ii) warrants to purchase shares of the Corporation's Class A Common Stock, $0.01 par value per share (the "Class A Common Shares"), on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. ISSUANCE OF THE NOTES AND THE WARRANTS.

         Upon the terms and subject to the conditions contained in this Agreement, the Corporation has authorized the issuance to the Purchaser of, and the Purchaser has committed to purchase from the Corporation, (a) up to $5,000,000 (the "Total Commitment") in aggregate principal amount of its 10% subordinated promissory notes (the "10% Notes") due on the date (the "Maturity Date") which is the earlier to occur of (i) any Fundamental Change, Change of Control or Liquidity Event and (ii) June 30, 2000, each such 10% Note to be substantially in the form of EXHIBIT A attached hereto, and (b) warrants (the "Warrants") to purchase up to 69,930 Class A Common Shares (the "Warrant Shares"), each such Warrant to be substantially in the form of EXHIBIT B attached hereto.

         Section 2. RESERVATION OF CLASS A COMMON SHARES.

         Upon the terms and subject to the conditions contained in this Agreement, the Corporation shall reserve up to 69,930 Class A Common Shares for issuance upon exercise of the Warrants.

         Section 3. SALE AND PURCHASE OF NOTES AND WARRANTS.

         At each Closing (as defined herein), the Corporation shall sell to the Purchaser, and the Purchaser shall purchase from the Corporation, upon the terms and subject to the conditions set forth herein 10% Notes in the aggregate principal amount to be funded at such Closing as requested by the Corporation in a written request for funding pursuant to Section 4(a). At the Initial Closing (as defined herein), the Corporation shall sell to the Purchaser, and the Purchaser shall purchase from the Corporation, a Warrant to purchase that number of Warrant Shares as may be determined by dividing $500,000 by the Exercise Price. Anything contained in the Financing Documents to the contrary notwithstanding, in no event shall the Purchaser be obligated to purchase an aggregate principal amount of 10% Notes in excess of the Total Commitment. The Corporation and the Purchaser agree that 99.5% of the aggregate purchase price to be paid by the Purchaser for the 10% Notes and the Warrants shall be allocated to the sale and purchase of the 10% Notes. No party hereto shall take a position inconsistent with this allocation unless otherwise required by law.

         Section 4. THE CLOSINGS; THE INITIAL CLOSING.

            (a) The sale of the 10% Notes and the Warrants to be purchased hereunder shall take place at the offices of Wake, See, Dimes & Bryniczka, 27 Imperial Avenue, Westport, Connecticut 06880, at a closing occurring simultaneously with the execution and delivery hereof (the "Initial Closing") and on not more than one other date subsequent to the date hereof as may be agreed upon by the Corporation and the Purchaser, but in any event not less than 10 business days following receipt by the Purchaser from the Corporation of a written request for funding pursuant hereto (the "Second Closing", together with the Initial Closing, are collectively referred to as the "Closings" and each a "Closing"). At each Closing, the Purchaser shall purchase and the Corporation shall sell an aggregate principal amount of 10% Notes equal to $2,500,000 of the Total Commitment.

            (b) At the Initial Closing, the Corporation shall deliver to the
Purchaser: (i) a 10% Note registered in the name of the Purchaser in the aggregate principal amount equal to $2,500,000, (ii) a warrant certificate representing the Warrant to be purchased by the Purchaser pursuant to Section 3,
(iii) an opinion of Wake, See, Dimes & Bryniczka, counsel to the Corporation, dated as of the Initial Closing date with respect to the matters set forth in EXHIBIT C and in form and substance satisfactory to the Purchaser and (iv) a certificate signed by the chief financial officer or treasurer of the Corporation to the effect that, both before and immediately after the consummation of the Initial Closing and the other transactions contemplated to take place on the Initial Closing date, (a) no Event of Default shall have occurred and be continuing under the 10% Notes, and (b) the representations and warranties of the Corporation made in or pursuant to the Financing Documents are true in all respects (or in all material respects in the case of any such representation or warranty that is not by its terms already qualified as to materiality).

            (c) In the event of a Second Closing, the Corporation shall deliver to the Purchaser: (i) a 10% Note registered in the name of the Purchaser in the aggregate principal amount equal to $2,500,000, (ii) an opinion of Wake, See, Dimes & Bryniczka, counsel to the Corporation, dated as of the Second Closing date with respect to the matters set forth in EXHIBIT C and in form and substance satisfactory to the Purchaser and (iii) a certificate signed by the chief financial officer or treasurer of the Corporation to the effect that, both before and immediately after the consummation of the Second Closing and the other transactions contemplated to take place on the Second Closing date, (a) no Event of Default shall have occurred and be continuing under the 10% Notes, and
(b) the representations and warranties of the Corporation made in or pursuant to the Financing Documents are true in all respects (or in all material respects in the case of any such representation or warranty that is not by its terms already qualified as to materiality).

            (d) It being understood that this Agreement does not constitute a revolving loan commitment, any amounts repaid or prepaid on 10% Notes purchased hereunder may not be reborrowed.

         Section 5. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         The Corporation hereby represents and warrants to the Purchaser as follows:

         5.1. ORGANIZATION.

         Each of the Corporation and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as listed on SCHEDULE 5.1, and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as a foreign Person in those jurisdictions listed on SCHEDULE 5.1, which constitute all the jurisdictions in which the character of the property owned or leased by the Corporation or such subsidiary or the nature of the activities conducted by the Corporation or such subsidiary makes such qualification necessary. Attached hereto as EXHIBIT D is a correct and complete copy of the Certificate of Incorporation of the Corporation (the "Charter") and attached hereto as EXHIBIT E is a correct and complete copy of the By-Laws of the Corporation (the "By-Laws"), in each case as currently in effect.

         5.2. CAPITALIZATION.

            (a) The authorized capital stock of the Corporation as of the date of the Initial Closing shall consist of:

                  (i) 4,000,000 duly authorized shares of Class A Common Stock, of which:

                        (A) 1,900,750 shares of Class A Common Stock shall be
            validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and


                        (B) 2,210,179 shares of Class A Common Stock shall be
            duly reserved for issuance upon the exercise of the Warrants and outstanding options and other warrants listed on SCHEDULE 5.2 (whether or not presently exercisable);


                  (ii) 15,000,000 duly authorized shares of Class B Common Stock, of which 10,927,575 shares shall have been validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

All of such outstanding shares in each case are owned of record and beneficially by the Persons identified on SCHEDULE I attached hereto, without Encumbrance, in the amounts set forth thereon.

            (b) SCHEDULE 5.2 hereto contains a list, as of the date hereof and assuming the consummation at each Closing of all the transactions contemplated by the Financing Documents (as defined in Section 5.3), of all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation or any stockholder thereof is or may become obligated to issue, sell or otherwise transfer any capital stock or other securities of the Corporation, which list (i) names all parties entitled to receive such shares of capital stock or other securities, (ii) indicates whether or not such shares of capital stock or other securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional securities of the Corporation or otherwise and (iii) sets forth the capital stock or other securities required to be issued thereunder. Except as contemplated hereby, there are, and immediately upon consummation at each Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire the capital stock of the Corporation pursuant to any provision of law, the Charter, the By-Laws or any agreement to which the Corporation or any shareholder thereof is a party other than as set forth in the Stockholders' Agreement dated as of May 17, 1999 by and among the parties thereto (the "Stockholders' Agreement"). Except as set forth on SCHEDULE 5.2, there is, and immediately upon the consummation at each Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities) other than as set forth in the Stockholders' Agreement.

            (c) All of the outstanding shares of capital stock of the Corporation have been issued in accordance with applicable foreign, state and federal laws and regulations governing the sale and purchase of securities.

         5.3. AUTHORIZATION OF AGREEMENT, ETC.

         The execution, delivery and performance by the Corporation of this Agreement, the 10% Notes, the Warrants and each other document or instrument contemplated hereby (collectively, the "Financing Documents") have been duly authorized by all requisite action (corporate or otherwise) by the Corporation; and this Agreement and each other Financing Document has been duly executed and delivered by the Corporation. Each of the Financing Documents is or, in the case of the 10% Notes and the Warrants, will be, the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

         5.4. NO CONFLICTS.

         The execution, delivery and performance by the Corporation of this Agreement or the other Financing Documents, the issuance, sale and delivery of the 10% Notes and the Warrants (and the issuance of any Class A Common Shares issuable upon the exercise of the Warrants), and compliance with the provisions hereof by the Corporation, will not (a) violate any provision of law, statute, rule or regulation (whether foreign or domestic) applicable to the Corporation or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body (whether foreign or domestic) applicable to the Corporation or any of its properties or assets or
(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of the Corporation under, the Charter or By-Laws of the Corporation or any material contract to which it is a party.

         5.5. APPROVALS.

         Except for (a) the filing of any notice subsequent to any Closing which may be required under applicable foreign, federal or state securities law (which, if required, will be filed on a timely basis as may be so required) and
(b) obtaining the approval of existing holders of the Corporation's outstanding capital stock, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance of the Financing Documents by the Corporation.

         5.6. AUTHORIZATION OF THE CLASS A COMMON SHARES, ETC.

         The issuance, sale and delivery by the Corporation of the 10% Notes, the Warrants and the Warrant Shares have been duly authorized by all requisite corporate action of the Corporation, and, when issued as contemplated by the Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

         5.7. BROKERS AND FINDERS.

         The Corporation has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

         Section 6. INVESTMENT REPRESENTATIONS OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Corporation as follows:

            (a) The Purchaser is acquiring the Notes and Warrants to be purchased by the Purchaser hereunder and, in the event that the Purchaser should acquire any Class A Common Shares, will be acquiring such Class A Common Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities laws.

            (b) The Purchaser understands that (i) the 10% Notes and the Warrants have not been, and that the Class A Common Shares will not be, registered under the Securities Act or applicable foreign or state securities laws, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws and (ii) the Notes and Warrants and the Class A Common Shares must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities Laws or is exempt from registration thereof. The Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

            (c) The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

         Section 7. CERTAIN DEFINITIONS.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

         "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of the Corporation normally entitled to vote in the election of directors.

         "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         "Exercise Price" shall mean $7.15, as adjusted pursuant to the Warrants.

         "Fundamental Change" shall mean any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassification of the Corporation's capital stock, or liquidation, winding up, or dissolution of the Corporation, or conveyance, sale, assignment, lease, transfer, or other disposition of, in one transaction or a series of transactions, all or any substantial part of the Corporation's business, property, or assets, or the acquisition by purchase or otherwise of all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of the Corporation; provided, however, that any conversion of existing securities by the holders of Class B Common Stock, including mandatory conversion pursuant to the terms of the Charter pursuant to an offering by the Corporation of its securities to the general public pursuant to a registration statement filed under the Securities Act, shall not be deemed to be a Fundamental Change.

         "Liquidity Event" shall mean any transaction (or series of related transactions) in which the Corporation receives more than $10,000,000 in gross proceeds from the sale of its capital stock or other securities that are directly or indirectly convertible or exchangeable into or exercisable for shares of the Corporation's capital stock.

         Section 8. STOCKHOLDERS' AGREEMENT.

         The Warrants and the Warrant Shares shall be subject to the provisions of the Stockholders' Agreement, including, but not limited to, the registration rights set forth therein, as if the same were Investor Shares.

         Section 9. PARTIES IN INTEREST.

         This Agreement shall bind and inure to the benefit of the Corporation, the Purchasers and their respective successors and assigns.

         Section 10. ENTIRE AGREEMENT.

         This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 11. NOTICES.

         All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            (a) if to the Corporation, to:

                                    Greenfield Online, Inc.
                                    15 River Road
                                    Wilton, Connecticut  06897
                                    Tel:  (203) 846-5700
                                    Fax:  (203) 834-2283
                                    Attention: Jonathan Flatow, Esq.;

                                    with a copy to:

                                    Wake, See, Dimes & Bryniczka
                                    27 Imperial Avenue
                                    Westport, CT  06880
                                    Tel:  (203) 227-9545
                                    Fax:  (203) 226-1641
                                    Attention:  Jacob P. Bryniczka, Esq.

            (b) if to the Purchaser, to:

                                    Greenfield Holdings, LLC
                                    c/o InSight Capital Partners
                                    527 Madison Avenue
                                    10th Floor
                                    New York, New York  10022
                                    Attention:  Jeffrey Horing
                                    Tel:  (212) 230-9200
                                    Fax:  (212) 230-9222

            (c) with a copy to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Tel:  (212) 408-2400
                                    Fax:  (212) 408-2420
                                    Attention:  Ilan S. Nissan, Esq.;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 11. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 12. AMENDMENTS.

         This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Corporation and the Purchaser.

         Section 13. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 14. HEADINGS.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

         Section 16. EXPENSES.

         The Corporation agrees to pay, and hold the Purchaser and all holders of 10% Notes and Warrants or Warrant Shares harmless against liability for the payment of: (i) the reasonable out-of-pocket expenses (including attorneys' fees and expenses) of the Purchaser arising in connection with its due diligence and the negotiation and execution of the Financing Documents and the consummation of the transactions contemplated by the Financing Documents which shall be payable at each Closing and with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Financing Documents, or the other agreements contemplated thereby, including the Charter, (ii) stamp and other taxes which may be payable in respect of the execution and delivery of the Financing Documents or the issuance, delivery or acquisition of the 10% Notes, the Warrants or any Warrant Shares and (iii) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under the Financing Documents, the agreements contemplated thereby and the Charter.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Note and Warrant Purchase Agreement as of the date first written above.

                                                     GREENFIELD ONLINE, INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                     GREENFIELD HOLDINGS, LLC

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                       EXHIBIT A

      THIS NOTE AND THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE NOTE AND WARRANT PURCHASE AGREEMENT AMONG GREENFIELD ONLINE, INC. AND GREENFIELD HOLDINGS, LLC, DATED AS OF MARCH 3, 2000, AS AMENDED FROM TIME TO TIME, AND IS ENTITLED TO THE BENEFITS THEREOF.

                             GREENFIELD ONLINE, INC.

                        PROMISSORY NOTE DUE JUNE 30, 2000

                                                              New York, New York
$2,500,000                                                         March 3, 2000

Section 1.  General.

      For value received, GREENFIELD ONLINE, INC., a Delaware corporation (including any successor thereto, the "Payor"), hereby promises to pay to the order of GREENFIELD HOLDINGS, LLC or assigns (the "Payee"), the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or such greater or lesser principal amount which may be outstanding hereunder, on the date (the "Maturity Date") which is the earlier to occur of: (a) the occurrence of a Fundamental Change, Change of Control, or Liquidity Event; and (b) June 30, 2000. All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. The Payor shall pay interest in arrears on the Maturity Date, payable in cash, on the unpaid balance of the principal amount of this Note from time to time at the rate of ten percent (10%) (computed in either event on the basis of a 360-day year and the actual number of days elapsed) (the "Interest Rate"). The principal of, and interest on, this Note shall be payable by wire transfer of immediately available funds to the account of the Payee or by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee as set forth on the records of the Payor or such other address as shall be designated in writing by the Payee to the Payor. This Note is being issued pursuant to the Note and Warrant Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among the Payor and Greenfield Holdings, LLC, as amended from time to time. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

Section 2.  Subordination.

      The Payee agrees not to ask, demand, sue for, take or receive payment of, or discharge the Payor from the all or any part of this Note unless and until the Senior Debt (as defined below) shall have been fully paid and discharged, and all commitments by the Senior Creditor (as defined below) to extend credit to the Payor shall have been terminated. So long as no "Default" or "Event of Default" has occurred and is continuing with respect to the Senior Debt, Payor shall be permitted to make scheduled payments of principal and interest as set forth in the Note (the "Permitted Payments"). Permitted Payments do not include mandatory payments due upon a Change of Control, Liquidity Event or Fundamental Change, or prepayment by the Payor.

      Notwithstanding the terms or provisions of any agreement or arrangement which the Senior Creditor or Payee may now or hereafter have with the Payor, any rule of law and irrespective of the time, order or method of perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interest in the assets of Payor (the "Senior Creditor Collateral") granted to the Senior Creditor by the Payor, whether or not perfected, are and shall remain senior to any security interest therein now or hereafter granted by the Payor to the Payee.

      The Payee shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Payor's account debtors or otherwise, unless and until all Senior Debt has been fully and indefeasibly paid, and the Senior Creditor shall have no commitment to extend any further credit to Payor.

      Any proceeds of the Senior Creditor Collateral, or proceeds thereof (whether or not identifiable), received by the Payee shall be paid to the Senior Creditor on demand.

      This terms of this Section 2 shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Payor under the Bankruptcy Code and shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Payor, or obligations incurred by the Payor to the Payee, subsequent to the date of said petition.

      Upon the distribution of any assets of Payor (whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise) the Senior Creditor shall be entitled to receive payment in full of the Senior Debt (including, without limitation, interest arising subsequent to the date of the filing by or against Payor of any petition for relief under the Bankruptcy Code or the making of any assignment for the benefit of creditors, whether or not such interest is recoverable from or provable against Payor) prior to the payment of all of any part of this Note, other than Permitted Payments, and the Senior Creditor is hereby irrevocably appointed attorney-in-fact for the Payee with full power to act in the place and stead of the Payee in all matters relating to or affecting this Note, including the right to make, present, file and vote such proofs of claim against Payor on account of all or any part of this Note as the Senior Creditor may deem advisable and to receive and collect any and all dividends or other payments ("Dividends") made thereon and to apply the same on account of the Senior Debt. The Payee will execute and deliver to the Senior Creditor such instruments as may be required by the Senior Creditor to enforce any and all of this Note, to effectuate the aforesaid power of attorney and to effect collection of any and all

Dividends which may be made at any time on account thereof. The Senior Creditor agrees to exercise the power of attorney provided for in this paragraph only so long as a "Default" or "Event of Default" has occurred and is continuing with respect to the Senior Debt.

      The Payee will not, without the Senior Creditor's prior written consent, assign to or subordinate in favor of any other entity any right, claim or interest in any part of this Note or commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceeding against Payor; provided that, notwithstanding the foregoing, the Payee may assign this Note so long as the assignee accepts such an assignment subject to and with notice of, and agrees in writing to be bound by, the terms and conditions hereof.

      The Senior Creditor may at any time, in its discretion, renew or extend the time of payment of any portion of the Senior Debt, or waive or release any collateral which may be held therefor, and the Senior Creditor may enter into such agreements with Payor as it may deem desirable without notice to or further assent from the Payee and without in any way affecting the rights of the Senior Creditor hereunder.

      This Note is and shall be deemed to be a continuing subordination and shall be irrevocable. The Payor acknowledges that attempted or purported termination of this Note by the Payee shall constitute a default in the terms and conditions of the Senior Debt.

      "Senior Debt" means principal and interest (including interest accruing after the date on which the Payor becomes subject to the jurisdiction of any federal or state debtor relief statute, whether or not recoverable against the Payor) of any and all present and future debts and obligations of Payor to Greyrock Capital as Senior Creditor, not to exceed $7,000,000 in the aggregate with respect to principal (exclusive of interest, fees, expenses, and costs owing by the Payor to the Senior Creditor), whether absolute or contingent, due or to become due, and whether direct or acquired by the Senior Creditor by transfer, assignment or otherwise whether or not such debts are contemplated by the Payor, the Senior Creditor, or the Payee and to Youthstream Media Networks, Inc., as Senior Creditor not to exceed $5,000,000 (pursuant to a contemplated Loan Agreement to close on or about March 24, 2000), in the aggregate with respect to principal (exclusive of interest, fees, expenses, and costs owing by the Payor to the Senior Creditor), whether absolute or contingent, due or to become due, and whether direct or acquired by the Senior Creditor by transfer, assignment or otherwise whether or not such debts are contemplated by the Payor, the Senior Creditor, or the Payee.

      "Senior Creditor" means Greyrock Capital, a division of Banc of America Commercial Finance Corporation and Youthstream Media Networks, Inc.

      Section 3. Events of Default.

            (a)   Definitions.

      In each case of the happening of the following events (each of which is an "Event of Default"):

                  (i) if any representation or warranty made by the Corporation or any of its subsidiaries in any Financing Document, or in any report, certificate, financial statement or other instrument furnished in connection with the Financing Documents shall prove to have been false or misleading in any material respect when made;

                  (ii) if a default occurs in the payment of any premium, installment of principal of, interest on, or other obligation with respect to, this Note, whether at the due date hereof or upon acceleration hereof, and such default shall continue for more than five (5) days after notice thereof from the Payee;

                  (iii) if a default occurs in the due observance or performance of any covenant or agreement on the part of the Payor to be observed or performed pursuant to the terms of any Financing Document and such default remains uncured for thirty (30) days;

                  (iv) if the Payor shall (1) discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its debts as they mature, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

                  (v) there shall be filed against the Payor an involuntary petition seeking reorganization of the Payor or the appointment of a receiver, trustee, custodian or liquidator of the Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within sixty (60) days after it was filed;

                  (vi) if final judgment(s) for the payment of money in excess of an aggregate of $100,000 shall be rendered against the Payor and the same shall remain undischarged for a period of thirty (30) consecutive days, during which time execution shall not be effectively stayed;

                  (vii) if a default occurs in the due observance or performance of any material covenant, condition or agreement on the part of the Payor under any debt instrument having a value of more than $100,000, and such default shall permit the holder thereof to accelerate such indebtedness;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the holders of a majority of the outstanding principal amount of all 10% Notes, the 10% Notes and any and all indebtedness of the Payor to the holders of the 10% Notes shall immediately become due and payable (subject to Section 2 hereof), both as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in any other Financing Document or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraphs (iv) or (v) of this Section 3(a), in which event such indebtedness shall automatically become due and payable).

            (b)   Remedies on Default, Etc.

      In case any one or more Events of Default shall occur and be continuing and acceleration of the 10% Notes or any other indebtedness of the Payor to the Payee shall have occurred, the Payee may (subject to Section 2 hereof), among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Payee hereby or by any other Financing Document shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      Section 4. Prepayment.

      Subject to Section 2 hereof, this Note, together with interest accrued thereon, may be prepaid in whole or in part without penalty.

      Section 5. Defenses.

      The obligations of the Payor under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

      Section 6. Exchange or Replacement of Notes.

            (a) The Payee may, at its option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of the Payor, and receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payee may designate in writing.

            (b) Upon receipt by the Payor of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Payor will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

      Section 7. Extension of Maturity. Should the principal of or interest on this Note become due and payable on other than a business day, the maturity date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of New York.

      Section 8. Attorneys' and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Payor agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payee in collecting or enforcing this Note.

      Section 9. Waivers. The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

      No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

      Section 10. Amendments and Waivers. No provision of this Note may be amended or waived except as provided in the Purchase Agreement. In Addition, any proposed amendment or modification of the subordination provisions set forth in
Section 2 of this Note must be consented to in writing by the Senior Creditor. The Senior Creditor is a direct and intended beneficiary of the terms and covenants of the subordination provisions of Section 2.

      Section 11. Governing Law. This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York (without giving effect to principles of conflicts of laws).

      Section 12. Notices. The terms and provisions of Section 11 of the Purchase Agreement are expressly incorporated into this Note.

                                    * * * * *

      IN WITNESS WHEREOF, the Payor has duly executed and delivered this Note as of the date first written above.

                                    GREENFIELD ONLINE, INC.


By:  ________________________
Name:  Rudy Nadilo
Title: President & CEO

                                                                       EXHIBIT B

      THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

      THIS WARRANT, THE SECURITIES REPRESENTED BY THIS WARRANT AND THE CAPITAL SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS' AGREEMENT, DATED AS OF MAY 17, 1999, AS AMENDED, AMONG THE ISSUER OF SUCH SECURITIES (THE "CORPORATION") AND CERTAIN OF THE CORPORATION'S SHAREHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                             GREENFIELD ONLINE, INC.

                          CLASS A COMMON STOCK WARRANT

NO. AW-2                                                           MARCH 3, 2000


                            VOID AFTER MARCH 3, 2005
                       (OR EARLIER UPON THE OCCURRENCE OF
                         CERTAIN EVENTS DESCRIBED BELOW)

      THIS CERTIFIES that, for value received, GREENFIELD HOLDINGS, LLC or assigns (the "Holder"), shall be entitled to subscribe for and purchase from GREENFIELD ONLINE, INC., a Delaware corporation (including any successor thereto (by way of merger, consolidation, sale or otherwise), the "Corporation"), up to that number of shares of Class A Common Stock, $0.01 par value per share (the "Warrant Shares"), of the Corporation (the "Class A Common Shares") equal to the quotient obtained by dividing (x) U.S.$500,000 by (y) the Exercise Price, during the Exercise Period (as defined in Section 1 hereof), pursuant to the terms and subject to the conditions hereof. This Warrant is being issued pursuant to the Note and Warrant Purchase Agreement dated as of the date hereof (as amended from time to time, the "Purchase Agreement") among the Corporation and Greenfield Holdings, LLC. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

      Section 1.  Exercise Period.

      This Warrant may be exercised by the Holder at any time or from time to time after the date hereof and on or prior to March 3, 2005 (such period being herein referred to as the "Exercise Period").

      Section 2. Exercise of Warrant; Warrant Shares.

            (a) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional Class A Common Share), by (i) the surrender of this Warrant (properly endorsed) at the office of the Corporation (or at such other agency or office of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), (ii) delivery to the Corporation of a notice of election to exercise in the form of EXHIBIT A attached hereto, and
(iii) payment to the Corporation of the aggregate Exercise Price by (A) cash, wire transfer funds or check and/or (B) Class A Common Shares or Warrants to purchase Class A Common Shares (net of the Exercise Price for such shares), valued for such purposes at the Market Price per share on the date of exercise. As used herein, "Market Price" at any date of one Class A Common Share shall be
(i) the last reported sales price regular way or, in case no such reported sales took place on such day, the last reported bid price regular way on the principal national securities exchange on which Class A Common Shares are listed or admitted to trading (or if the Class A Common Shares are not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the last reported bid price, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid price on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.) or
(ii) if the Corporation's Class A Common Shares are not listed or admitted to trading on a principal national securities exchange, the value given such share as determined by the Corporation's Board of Directors; provided, however, that, if the Holder notifies the Corporation in writing disputing such determination by the Corporation's Board of Directors within 20 days after such determination, the Holder and the Corporation shall mutually agree upon and select an investment bank to determine the value of one Class A Common Share, the investment bank's determination to be conclusive, absent manifest error, and the costs of such determination to be borne by the Corporation, except that the Holder shall bear such costs if the investment bank's determination is less than the Corporation's Board of Directors' determination by an amount greater than 10% of the Corporation's Board of Directors' determination.

            (b) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 3(a) above is referred to herein as an

"Exercise Date." Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Corporation shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain after exercise of the Warrant.

            (c) The person in whose name any certificate for Class A Common Shares is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the share transfer books of the Corporation are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Class A Common Shares upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder to the extent such taxes would exceed the taxes otherwise payable if such certificate had been issued to the Holder.

      Section 3. Representations, Warranties and Covenants as to Class A Common Shares.

      The Corporation represents and warrants to the Holder that all Class A Common Shares, or such other Common Shares that may replace the Corporation's Class A Common Shares, that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will from time to time use its best efforts to take all such action as may be required to assure that the stated or par value per Class A Common Share is at all times no greater than the then effective Exercise Price. The Corporation shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of Class A Common Shares to provide for the exercise of this Warrant. The Corporation shall not take any action which would cause the number of authorized but unissued Class A Common Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant. If any Class A Common Shares reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

      Section 4. Adjustment of Exercise Price.

            (a) If, at any time after the date hereof the Corporation shall issue any shares of Common Stock, $0.01 par value per share (the "Common Shares"), or options to purchase or rights to subscribe for Common Shares, or securities by their terms convertible into or exchangeable for such Common Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than (a) pursuant to an employee stock option plan duly authorized and approved by the Corporation's board of directors and its Shareholders, (b) securities offered to the public pursuant to an offering by the Company of its securities to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended, (c) any common stock or related options convertible into such shares of common stock issued to employees, consultants, officers and directors of the Company as an incentive or in a non financing transaction (d) stock issued upon conversion of preferred stock or other convertible securities, options and warrants outstanding on the date of this Warrant, (e) up to 139,860 shares of stock issued upon conversion of the warrant to be issued to Youthstream Media Networks, Inc. (f) securities issued as direct consideration for the acquisition of another business entity by or merger or consolidation of another business entity into the Company, and at a price less than the Exercise Price per share, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be adjusted (subject to the provisions of this paragraph (a)), effective as of the date of such issuance, to a price equal to the product obtained by multiplying the Exercise Price in effect immediately prior to the issuance of such Common Shares or other security by a fraction, the numerator of which is equal to the sum of (x) the number of Common Shares deemed outstanding on a fully-diluted basis immediately prior to such issuance (including shares deemed outstanding as provided in subdivision (iii) below) plus (y) the quotient of the aggregate consideration received by the Corporation upon such issuance, divided by the Market Price in effect immediately prior to the issuance of such Common Shares, and the denominator of which is the total number of Common Shares deemed outstanding on a fully-diluted basis (including shares deemed outstanding as provided in subdivision (iii) below) immediately after (and including) such issuance. For the purposes of this Section 4, notwithstanding the proviso to the definition of the term "Market Price" in Section 3, a determination of Market Price by agreement between the Corporation and holders of Warrants representing the right to purchase 60% or more of the aggregate number of Warrant Shares purchasable upon exercise of all Warrants issued pursuant to the Purchase Agreement shall be conclusive and binding on the Holder.

      For purposes of any adjustment of the Exercise Price pursuant to this clause (a), the following provisions shall be applicable:

                  (i) In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (ii) In the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

                  (iii) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Shares, (y) securities by their terms convertible into or exchangeable for Common Shares, or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                        (A) the aggregate maximum number of Common Shares
            deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i) and (ii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

                        (B) the aggregate maximum number of Common Shares
            deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i) and (ii) above);

                        (C) on any change in the number of Common Shares
            deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change, been made upon the basis of such change; and

                        (D) on the expiration of any such options or rights, the
            termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities, been made upon the basis of the issuance of only the number of Common Shares actually issued upon exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

            (b) If, at any time after the date hereof, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such shares dividend, subdivision or split-up, the Exercise Price in effect at such time shall be decreased such that the aggregate number of Warrant Shares issuable upon exercise of this Warrant as of such record date shall be increased in proportion to such increase in outstanding shares.

            (c) If, at any time after the date hereof, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares, then, following the record date for such combination, the Exercise Price in effect at such time shall be increased such that the aggregate number of Warrant Shares issuable upon exercise of this Warrant as of such record date shall be decreased in proportion to such decrease in outstanding shares.

            (d) If, at any time after the date hereof, any capital reorganization, or any reclassification of the capital shares of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a shares dividend or subdivision, split-up or combination of shares) shall be consummated, then this Warrant shall be exercisable after such reorganization or reclassification into the kind and number of capital shares or other securities or property of the Corporation to which the holder of the number of Common Shares (immediately prior to the time of such reorganization or reclassification) issuable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification. The provisions of this paragraph (e) shall similarly apply to successive reorganizations or reclassifications.

            (e) All calculations under this Section 4 shall be made to the nearest one-thousandth of a cent (U.S.$.001) or to the nearest one-thousandth of a share, as the case may be.

            (f) Immediately upon the adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      Section 5. Liquidating Dividends.

      If the Corporation declares or pays a dividend upon the Common Shares payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a share dividend payable in Common Shares (a "Liquidating Dividend"), then the Corporation shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Holder on the Common Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date on which the record holders of Common Shares entitled to such dividends are to be determined.

      Section 6. No Shareholder Rights.

      This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

      Section 7. Restrictions on Transfer.

      Subject to the terms of the Stockholders' Agreement, this Warrant, the Warrant Shares and all rights hereunder are transferable, in whole or in part, at the agency or office of the

Corporation referred to in Section 2 hereof, by the Holder in person or by duly authorized attorney, upon (i) surrender of this Warrant properly endorsed, and
(ii) delivery of a notice of transfer in the form of EXHIBIT B hereto. Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

      Section 8. Lost, Stolen, Mutilated or Destroyed Warrant.

      If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      Section 9. Notices.

      The terms and provisions of Section 11 of the Purchase Agreement are expressly incorporated in this Warrant.

      Section 10. Governing Law.

      This Warrant shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

      Section 11. Headings.

      The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

      Section 12. Amendments and Waivers.

      No provision of this Warrant may be amended or waived except as provided in the Purchase Agreement.

                                     * * * *

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers as of the date first written above.

                                    GREENFIELD ONLINE, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C

March 3, 2000
Greenfield Holdings, LLC
C/o InSight Capital Partners
122 East 42nd Street, Suite 2300
New York, NY  10168

Ladies and Gentlemen:

      We have acted as counsel to Greenfield Online, Inc. (the "Company") in connection with the execution and delivery of the Note and Warrant Purchase Agreement (the "Purchase Agreement") by and among Greenfield Holdings, LLC (the "Purchaser") and the Company, and the other agreements and instruments listed on Schedule A attached hereto (together with the Purchase Agreement, the "Documents"), dated as of the date hereof. This Opinion is being delivered pursuant to Section 4(b) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware. The Company has requisite corporate power and authority to execute and deliver the Purchase Agreement and the Documents, to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is either presently qualified or has submitted applications to be qualified to do business as a foreign corporation in the States of Washington, California, Missouri, New Jersey, Illinois and Connecticut.

      2. The Company has all requisite legal and corporate power to carry out and perform its obligations under the terms of the Purchase Agreement and the Documents.

      3. As of March 2, 2000, the authorized capital stock of the Company consists of 4,000,000 duly authorized shares of Class A Common Stock of which 1,900,750 shares of Class A Common Stock are validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and 2,210,179 shares of Class A Common Stock are duly reserved for issuance upon the exercise of the Warrants and outstanding options and other warrants (whether or not presently exercisable); and 15,000,000 duly authorized shares of Class B Common Stock, of which 10,927,575 shares shall have been validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. There are a sufficient number of shares of authorized but unissued Class A Common Stock to effect the exercise of the Warrants.

      The Class A Common Stock issuable upon exercise of the Warrants shall be duly and validly reserved, and when issued in accordance with the Company's Certificate of Incorporation will be validly issued, fully paid and non-assessable, and free of any liens or encumbrances. Except for such rights previously granted to the Purchasers, no holders of the Company's securities have registration rights and there are no other options, other than those granted to employees, warrants, conversion privileges, or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any agreements to issue such securities or rights.

      4. The execution, delivery and performance of and compliance with the Purchase Agreement and the Documents by the Company will not violate or constitute a default under the Certificate of Incorporation or Bylaws of the Company.

      5. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Purchase Agreement and the Documents by the Company, the performance of the Company's obligations under the Purchase Agreement and the Documents has been taken. The Purchase Agreement and the Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      6. There are no actions, suits, proceedings or investigations pending against the Company, any of its officers, directors, employees or its properties, before any court or governmental agency (nor has the Company received any actual threat thereof) except as provided in Schedule A, attached hereto.

      7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Purchase Agreement and the Documents, or the consummation of any other transaction contemplated by the Purchase Agreement and the Documents.

      This opinion is for the Purchaser alone and may not be disclosed, quoted or relied upon by any other person or entity without our prior written permission. No opinion is implied, or may be inferred, beyond the opinions expressly stated herein.

      We do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Connecticut, Delaware General Corporation Law (the "DGCL") and United States federal law insofar as such laws apply, and we express no opinion as to conflicts of law, rules or the laws of any states or jurisdictions other than Connecticut, the DGCL, United States federal law, to the extent those laws are relevant to the transactions contemplated by the Documents. To the extent that matters expressed in our opinion below are governed by laws other than the laws of the State of Connecticut, the DGCL or the federal laws of the United States, we have assumed, with your permission and without independent investigation, for the purposes of such opinions that such laws are identical in all respects to the laws of Connecticut and we express no opinion as to whether such assumption is reasonable or correct. We note in particular that the Documents purport to be governed by the laws of the State of New York.

                                    Very truly yours,
                                    Wake, See, Dimes & Bryniczka


                                    By   _________________________
                                         Jacob P. Bryniczka,
                                         Its Partner

                                                                       EXHIBIT D

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   GFOL, INC.

      1.    The name of the corporation is GFOL, INC.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, online marketing research.

      4. (A) The total number of shares of stock which the corporation shall have authority to issue is 19,000,000 shares (the "Common Stock") consisting of
(i) 4,000,000 shares of Common Stock, par value $.01 per share, all of which shall be designated Class A Common Stock (the "Class A Common Stock") and (ii) 15,000,000 shares of Common Stock, par value $.01 per share, all of which shall be designated Class B Common Stock (the "Class B Common Stock"). The Class A Common Stock and Class B Common Stock shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications and restrictions thereof, set forth in Subparagraph 4(B) below.

            (B)

            (C) An amendment to the Certificate of Incorporation shall not affect the validity of any prior stock split authorized in accordance with the laws of the State of Connecticut unless the amendment specifically provides to the contrary.

      5. The holders of Common stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of Common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

      6.    The name and mailing address of the incorporator is as follows:

            Name                                Mailing Address
            ----                                ---------------

            Jonathan A. Flatow                  27 Imperial Avenue,
                                                Westport, CT 06880

      7.    The corporation is to have perpetual existence.

      8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      9. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provided. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of January, 2000.


                                    _________________________________________
                                    Jonathan A. Flatow, Incorporator

                                                                       EXHIBIT E

                                     BY-LAWS

                                       OF

                             GREENFIELD ONLINE, INC.

                             A DELAWARE CORPORATION

                                    ARTICLE I
                                     OFFICES

      SECTION 1. REGISTERED OFFICE. - The registered office shall be established and maintained at c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and Corporation Trust Center shall be the registered agent of this corporation in charge thereof.

      SECTION 2. OTHER OFFICES - The corporation may have other offices, either within or without the State of Delaware, at such place of places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the office of the corporation in Wilton, Connecticut.

      If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of meeting.

      SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

      SECTION 3. VOTING. - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to one by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 4. QUORUM - Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

      SECTION 5. SPECIAL MEETINGS - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

      SECTION 6. NOTICE OF MEETINGS - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

      SECTION 7. ACTION WITHOUT MEETING - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shared entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

      SECTION 1. NUMBER AND TERM. - The number of directors constituting the Board of the Company, as fixed from time to time by the Board in accordance with the Company's by-laws, shall initially be five (5). The number of directors constituting the Board shall not be changed without the consent of a majority of the Investor Shares, as such term is defined in a certain Shareholder's Agreement dated May 17, 1999 by and between Greenfield Online, Inc. (the Connecticut corporation) nd its shareholders. At each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Shareholders shall vote all of the Shareholder Shares owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor or, the election of a Board of the Company constituted as follows:

      A. Two (2) directors who shall be designated and approved by the Management Retained Shareholders, as such term is defined in a certain Shareholder's Agreement dated May 17, 1999 by and between the Greenfield Online, Inc. (the Connecticut corporation) and its shareholders, holding at least a majority of the then outstanding Retained Shareholders Shares held by Management Retained Shareholders; and

      B. Three (3) directors who shall be designated and approved by the holders of at least a majority of the then outstanding Investor Shares, as such term is defined in certain Shareholder's Agreement dated May 17, 1999 by and between Greenfield Online, Inc. (the Connecticut corporation) and its shareholders.

      SECTION 2. RESIGNATIONS. - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if not time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 3. VACANCIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

      SECTION 4. REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

      SECTION 5. INCREASE OF NUMBER. - The number of directors constituting the Board shall not be changed without the affirmative vote of a majority of the Investor Shares, as such term is defined in a certain Shareholder's Agreement dated May 17, 1999 by and between Greenfield Online, Inc. (the Connecticut corporation) and its shareholders, at the annual meeting of the shareholders of the Company or at a Special Meeting called for such purpose.

      SECTION 6. POWERS - The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

      SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation of a revocation of a dissolution, or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

      Unless restricted by the incorporation document or elsewhere in these By-Laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

      Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call special meeting of the Board and give five days' notice to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

      SECTION 9. QUORUM. - A majority of the directors in person or attending by telephone shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      SECTION 10. COMPENSATION - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      SECTION 11. ACTION WITHOUT MEETING - Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV
                                    OFFICERS

      SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need by directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

      SECTION 2. OTHER OFFICERS AND AGENTS - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3. CHAIRMAN. - The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 4. PRESIDENT - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.

      SECTION 5. VICE-PRESIDENT - Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him to by the directors.

      SECTION 6. TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with surety as the board shall prescribe.

      SECTION 7. SECRETARY - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

      SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V
                                  MISCELLANEOUS

      SECTION 1. CERTIFICATES OF STOCK - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

      SECTION 2. LOST CERTIFICATES - A new Certificate of stock may be issued in the place of any certificates theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      SECTION 3. TRANSFER OF SHARES - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

      SECTION 4. STOCKHOLDERS RECORD DATE. - In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

      SECTION 5. DIVIDENDS - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

      SECTION 6. SEAL. - The corporation seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words, "Corporation Seal, Delaware, 2000". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      SECTION 7. FISCAL YEAR - The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

      SECTION 8. CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 9. NOTICE AND WAIVER OF NOTICE - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at this address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not receive notice of any meetings except as otherwise provided by Statute.

      Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                   AMENDMENTS

      These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting.

                                   ARTICLE VII
                                 INDEMNIFICATION

      No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from with the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

                                  SCHEDULE 5.1

o    116 New Montgomery Street, Suite 220, San Francisco, CA 94105

o    3060 Williams Drive, Fairfax, VA 22031

o    109 N. Elm Street, Prospect Heights, IL 60070

o    15 River Road, Suite 310, Wilton, CT 06897

o    5489 Oakcrest Drive, Imperial, MO 63052 3029 128th Avenue, Bellevue, WA
     98005

o    New Jersey

                                  SCHEDULE 5.2

See provisions of a Shareholders' Agreement between the Company and the Shareholders as defined therein which contains an agreement between certain shareholders concerning the designation and election of directors of the Corporation.

See Schedule I for list of shareholders

Greyrock Capital, a division of Banc of America Commercial Finance Corp., is the holder of Warrants to Purchase 83,904 Shares of the Class A common stock of the Corporation for $7.15 per share by virtue of certain Loan and Security Agreement and accompanying Warrant dated December 3, 1999. Greyrock is entitled to the rights and privileges contained in a certain Anti-Dilution Agreement of even date.

                                   SCHEDULE A

     By Complaint dated August 6, 1999 and Amended on September 23, 1999, and filed in the U.S. District Court for the Western district of Now York, Harris Interactive, Inc., filed a 5 count complaint against Greenfield Online, Inc. The Amended Complaint seeks to have Greenfield Online, Inc.'s Service Mark "Research Revolution" cancelled and seeks a declaratory judgment that Harris Interactive is not infringing the mark (Count One), seeks monetary. damages for alleged defamatory statements made by an officer of Greenfield Online concerning Harris Interactive's business practices (Count Two), seeks monetary damages for allegedly disparaging remarks made by a Greenfield Online Officer concerning Harris Interactive's business practices (Count Three), seeks monetary damages for Greenfield Online's allegedly intentional interference with contractual relationships (Count Four) and seeks monetary damages for Greenfield Online's allegedly unfair competition. The parties are in the process of substantive settlement negotiations, and have exchanged draft settlement agreements. No anticipated settlement will result in any monetary payment from Borrower.

     In May, 1998, Cybergold notified Greenfield Online that it believed that Greenfield Online had violated its patent number 5,749,210, issued to Cybergold for negatively induced solicitations, claiming that this patent covered paying people to participate in surveys online. Although a license agreement was proposed by Cybergold, Greenfield Online took the position that it did not infringe this patent, and took no further action with respect to Cybergold. Since March of 1999 there has been no contact between Cybergold and Greenfield Online.

                                   SCHEDULE I

o    See Attached:

o    Stock Ledger

o    Option Report as of February 29, 2000

                                             AMENDMENT NO. 1, dated as of March
                                    10, 2000 (this "Amendment No. 1"), to the
                                    Note and Warrant Purchase Agreement dated as of March 3, 2000 (the "Purchase Agreement"), among GREENFIELD ONLINE, INC., a Delaware corporation (the "Borrower"), and GREENFIELD HOLDINGS, LLC, a Delaware limited liability company (the "Purchaser").

                                    RECITALS

         The Borrower has requested that the Maturity Date (as defined in the Purchase Agreement) of the 10% Notes issued pursuant to the Purchase Agreement be extended to June 30, 2001. The Purchaser is willing to agree to such extension, but only on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms shall be accorded the definitions assigned to them in the Purchase Agreement.

         Section 2. Amendments to the Purchase Agreement.

               2.1. Section 1 of the Purchase Agreement is hereby amended by deleting the reference to "June 30, 2000" in subclause (ii) of clause (a) thereof and replacing it with "June 30, 2001".

               2.2. The Purchase Agreement is hereby amended by adding a new
Section 4A thereto to read in its entirety as follows:

                  "Section 4A. Contingent Right To Additional Warrants.

                  Notwithstanding anything to the contrary contained in the Financing Documents, if the Corporation has not repaid all of the principal and interest due on the 10% Notes on or prior to each date set forth below, then, not later than the fifth business day following such date, the Corporation shall issue to the Purchaser additional warrants (the "Contingent Warrants") to purchase the number of Class A Common Shares (as such number of Class A Common Shares may be adjusted for stock splits, stock dividends, split ups, combinations, reclassifications of Class A Common Shares, capital reorganizations, mergers or consolidations and other similar events) set forth opposite the corresponding date below (each such date, as applicable, shall be referred to as the "Contingent Warrant Effective Date"):

                                    September 30, 2000                    34,965
                                    December 31, 2000                     34,965
                                    March 31, 2001                        34,965
                                    June 30, 2001                         34,965

                  The exercise price at any time for each Class A Common Share subject to a particular Contingent Warrant shall be the fair market value of a Class A Common Share, as determined in good faith by the Corporation's Board of Directors, as of the applicable Contingent Warrant Effective Date. The exercise period for each Contingent Warrant shall be at any time or from time to time after the applicable Contingent Warrant Effective Date until and including the fifth anniversary thereof. The Contingent Warrants shall contain such other terms and conditions substantially as set forth in the form of Warrant attached hereto as Exhibit B."

         Section 3. Expenses. The Corporation hereby confirms its obligations under Section 16 of the Purchase Agreement with respect to the payment of expenses, fees and other amounts thereunder in connection with this Amendment No. 1, the Contingent Warrants and the Class A Common Shares issued pursuant to exercise of the Contingent Warrants.

         Section 4. References to the Purchase Agreement. From and after the date hereof, all references in the Purchase Agreement and each of the other Financing Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment No. 1.

         Section 5. No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement or any other Financing Document (or a consent to any such waiver, amendment, modification or other change), (ii) to be a consent to any transaction, (iii) to prejudice any right or rights which the Purchaser may have under the Purchase Agreement and/or any of the other Financing Documents, or
(iv) to entitle the Corporation to a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement or any other Financing Document (or a consent to any such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.

         Section 6. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Amendment No. 1 or in order better to assure and confirm unto the Purchaser its rights and remedies hereunder and to permit the exercise thereof in compliance with applicable law.

         Section 7. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with the notice provisions contained in the Purchase Agreement.

         Section 8. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

         Section 9. Counterparts. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         Section 10. Applicable Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                                     GREENFIELD ONLINE, INC.

                                                     By:
                                                        ------------------------
                                                           Jonathan A. Flatow
                                                           Secretary


                                                     GREENFIELD HOLDINGS, LLC

                                                     By:
                                                        ------------------------
                                                           Jeffrey Horing
                                                           President